Exhibit 10.1

EXECUTION VERSION

KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V.

$250,000,000

Floating Rate Senior Notes due 2016

PURCHASE AGREEMENT

October 24, 2013

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Morgan Stanley & Co. LLC

Purchase Agreement

October 24, 2013

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, NY 10179

MERRILL LYNCH, PIERCE, FENNER & SMITH

                    INCORPORATED

One Bryant Park

New York, NY 10036

MORGAN STANLEY & CO. LLC

1585 Broadway

New York, NY 10036

    as Representatives of the several Initial Purchasers

c/o MERRILL LYNCH, PIERCE, FENNER & SMITH

                    INCORPORATED

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

Introductory. Kansas City Southern de México, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Mexico”) (the “Company”), proposes to issue and sell to the several initial purchasers named in Schedule A hereto (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in such Schedule A of $250,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes due 2016 (the “Notes”). J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC have agreed to act as representatives of the several Initial Purchasers (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.

The Notes will be issued pursuant to an indenture, to be dated as of the Closing Date (as defined in Section 2 hereof) (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”).

The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), among the Company and the Representatives, pursuant to which the Company will agree to file with the Securities and Exchange Commission (the “Commission”), under the circumstances set forth therein, (i) a registration statement under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Securities Act”) relating to an additional series of debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes”), to be offered in exchange for the Notes (the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its best efforts to cause such registration statements to be declared effective.

The Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum, dated October 24, 2013 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement, dated the date hereof (the “Pricing Supplement”) and attached as Exhibit A hereto, describing the terms of the Notes, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Notes. The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after the time this purchase agreement (this “Agreement”) is executed by the parties hereto (the “Time of Execution”), the Company will prepare and deliver to each Initial Purchaser a final offering memorandum dated the date hereof (the “Offering Memorandum”).

The Company understands that the Initial Purchasers propose to make an offering of the Notes on the terms and in the manner set forth herein and in the Pricing Disclosure Package and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Notes to purchasers (the “Subsequent Purchasers”) at any time after the Time of Execution. The Notes are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act, in reliance upon exemptions therefrom. Pursuant to the terms of the Notes and the Indenture, investors who acquire Notes shall be deemed to have agreed that Notes may only be resold or otherwise transferred, after the date hereof, if such Notes are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

All references in this Agreement to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to mean and include any document that is filed with the Commission under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Exchange Act”), prior to 3:30 p.m. New York City time on the date hereof (the “Initial Sale Time”), and is or is deemed to be incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be; and all references in this Agreement to amendments and supplements to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to include the filing of any document under the Exchange Act after the Initial Sale Time and prior to the consummation of the offering of the Notes, which is or is deemed to be incorporated by reference in the Preliminary Offering Memorandum or the Offering Memorandum, as the case may be.

The Company hereby confirms its agreements with the Initial Purchasers as follows:

SECTION 1. Representations and Warranties of the Company.

The Company hereby represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Date (in each case, a “Representation Date”), as follows:

a) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Notes to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum to register the Notes under the Securities Act or, until such time as the Exchange Notes are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Trust Indenture Act”).

b) No Integration of Offerings or General Solicitation. None of the Company, its affiliates (as such term is defined in Rule 501 under the Securities Act and, for the avoidance of doubt, including Kansas City Southern (“KCS”)) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Notes in a manner that would require the Notes to be registered under the Securities Act. None of the Company, its Affiliates, or any person acting on its or any of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502 under the Securities Act. With respect to those Notes sold in reliance upon Regulation S, (i) none of the Company, its Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company and its Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation or warranty) has complied and will comply with the offering restrictions set forth in Regulation S.

c) Eligibility for Resale under Rule 144A. The Notes are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system.

d) Pricing Disclosure Package; Offering Memorandum; Company Additional Written Communication. Neither the Pricing Disclosure Package, as of the Initial Sale Time, nor the Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 3(a), if applicable) as of the Closing Date, contains or will contain an untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation shall not apply to statements in or omissions from the Pricing Disclosure Package, the Offering Memorandum or any amendment or supplement thereto made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in the Pricing Disclosure Package, the Offering Memorandum or amendment or supplement thereto, as the case may be, it being understood and agreed that the only such information furnished by any Initial Purchaser through the Representatives consists of the information described as such in Section 8(b) hereof. The Pricing Disclosure Package contains, and the Offering Memorandum will contain, all the information specified in, and meeting the requirements of, Rule 144A. The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Notes, any offering material in connection with the offering and sale of the Notes other than (i) the Pricing Disclosure Package, (ii) the Offering Memorandum and (iii) any electronic road show or other written communications that, if the offering of the Notes contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Securities Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act (collectively, “Company Additional Written Communication”) reviewed and consented to by the Representatives and listed on Annex I hereto. Each such Company Additional Written Communication, when taken together with the Pricing Disclosure Package, did not as of the Initial Sale Time, and will not at the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation shall not apply to statements in or omissions from each such Company Additional Written Communication made in reliance upon and in conformity with information furnished to the Company in writing by any Initial Purchaser through the Representatives expressly for use in any Company Additional Written Communication, it being understood and agreed that the only such information furnished by any Initial Purchaser through the Representatives consists of the information described as such in Section 8(b) hereof.

e) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Pricing Disclosure Package or the Offering Memorandum at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act.

f) The Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

g) The Registration Rights Agreement. The Registration Rights Agreement has been duly authorized and, on the Closing Date, will have been duly executed and delivered by, and will constitute a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable concurso mercantil, bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors or by general equitable principles (whether applied by a court of law or equity), including the principle that equitable remedies may be granted only at the discretion of the court before which any proceeding therefor may be brought (the “Enforceability Exceptions”), and except as rights to indemnification under the Registration Rights Agreement may be limited by applicable law.

h) Authorization of the Indenture. The Indenture has been duly authorized, and, on the Closing Date, will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Enforceability Exceptions.

i) Authorization of the Notes and Exchange Notes. The Notes to be purchased by the Initial Purchasers from the Company will be, at the Closing Date, in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. The Exchange Notes when duly and validly authorized for issuance by the Company, and issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Enforceability Exceptions and will be entitled to the benefits of the Indenture.

j) Description of the Notes, the Indenture and the Registration Rights Agreement. The Notes, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Offering Memorandum.

k) Accuracy of Statements. The statements in, or incorporated by reference in, each of the Pricing Disclosure Package and the Offering Memorandum under the captions “Description of Notes” and “Taxation—Material U.S. Federal Income Taxation,” in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.

l) No Material Adverse Change. Except as otherwise disclosed in the Pricing Disclosure Package, subsequent to the respective dates as of which information is given in the Pricing Disclosure Package, there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”).

m) Independent Accountants. KPMG LLP (“KPMG”), who have audited the consolidated financial statements of the Company and its subsidiaries and delivered their report with respect to the consolidated financial statements of the Company and its subsidiaries for the fiscal years ended December 31, 2010, December 31, 2011 and December 31, 2012, incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, are independent public accountants with respect to the Company within the meaning and as required by the Securities Act, the Exchange Act and the applicable rules and regulations published thereunder and are an independent registered public accounting firm with the Public Company Accounting Oversight Board.

n) Preparation of the Financial Statements. The financial statements together with the related notes thereto, incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

o) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its significant subsidiaries (as defined in Rule 1-02(10) of Regulation S-X, the “Significant Subsidiaries”) has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited liability company, sociedad anónima de capital variable or sociedad de responsabilidad limitada de capital variable, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, limited liability company or other similar power and authority to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each Significant Subsidiary is duly qualified as a foreign corporation or limited liability company, as applicable, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, have a material adverse effect (i) on the condition, financial or otherwise, or in the earnings, business, properties, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity or (ii) the ability of the Company to perform its obligations under, and consummate the transactions contemplated by, this Agreement, the Registration Rights Agreement, the Indenture and the Notes (each, a “Material Adverse Effect”). All of the issued and outstanding shares (acciones) of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are owned by KCS, directly or through its subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. All of the issued and outstanding shares (acciones) or equity quotas (partes sociales) of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company, directly or through subsidiaries, or by affiliates of the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim. The Company does not have any subsidiary not listed on Schedule B hereto.

p) No Conflicts. The Company’s execution, delivery and performance of this Agreement, the Indenture, the Registration Rights Agreement and the Notes (collectively, the “Transaction Documents”) and the consummation of the transactions contemplated hereby and thereby, by the Pricing Disclosure Package and by the Offering Memorandum, including, without limitation, the application of the proceeds from the sale of the Notes as described in the Pricing Disclosure Package and the Offering Memorandum (i) have been duly authorized by all necessary corporate action and will not result in any violation of the Charter Documents of the Company or any Significant Subsidiary, (ii) will not conflict with or constitute a breach of, or default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, or require the consent of any other party to, any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject (each, an “Existing Instrument”), and (iii) will not result in any violation of the Concession or any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Significant Subsidiaries, of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company or any of its Significant Subsidiaries or any of its or their properties, as applicable, except, with respect to clauses (ii) and (iii) only, for such defaults or violations as would not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time or both would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) issued by the Company, the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Significant Subsidiaries.

q) No Further Authorizations or Approvals Required. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s execution, delivery or performance of this Agreement or the Registration Rights Agreement or consummation of the transactions contemplated hereby or thereby, except (i) such as have been obtained or made by the Company and are in full force and effect under the Securities Act or applicable state securities or blue sky laws, (ii) such as may be required by the securities laws of the several states of the United States, (iii) such as may be required by U.S. federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement and (iv) the filing of a notice with the Comisión Nacional Bancaria y de Valores of Mexico (the “CNBV”) regarding the issuance of the Notes and the terms thereof, such filing to be delivered by the Company to the CNBV prior to the Closing Date and a supplemental notice to be given to the CNBV within five business days after Closing Date.

r) Valid Concession. The Company holds a valid concession title granted on December 2, 1996 for a period of 50 years, which may be renewed under certain conditions for an additional period of up to 50 years, to provide freight transportation services over its rail lines as described in the Pricing Disclosure Package and the Offering Memorandum (the “Concession”). The Concession is currently, and has at all times since its granting been, in full force and effect and no proceeding to revoke, suspend or lapse the effectiveness of the Concession is pending before or, to the Company’s knowledge, threatened by any Mexican federal governmental authority. Neither the Company nor any of its subsidiaries is in violation of the Concession, except for such violations as would not, individually or in the aggregate result in a Material Adverse Effect. Except for the rights held by the government of Mexico as described in the Pricing Disclosure Package and the Offering Memorandum, the Concession and the Company’s rights deriving therefrom are free and clear of any liens and encumbrances.

s) No Material Actions or Proceedings. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries or (ii) which have as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries, where any such action, suit or proceeding, if determined adversely to the Company or such subsidiary, would, individually or in the aggregate, have a Material Adverse Effect.

t) Regulation S. The Company, its affiliates and all persons acting on its of their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Notes outside the United States.

u) Tax Law Compliance. The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns in a timely manner and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings, except where a default to make such filings or payments would not, individually or in the aggregate, have a Material Adverse Effect. The Company has made appropriate provisions in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state, local and foreign income and franchise taxes for all current or prior periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined.

v) No Withholding Tax. Except as described in the Pricing Disclosure Package and the Offering Memorandum (i) payments in respect of the Transaction Documents (including the transfer, sale and delivery of the Notes), are not subject under the current laws of any applicable jurisdiction or any political subdivision thereof or therein to any withholdings or similar charges for or on account of taxation or otherwise other than taxes imposed on the income or gain of the Initial Purchasers whose net income or gains are otherwise subject to any tax by Mexico or any political subdivision thereof or therein, and (ii) payments made to a Foreign Holder (as defined in the Pricing Disclosure Package and the Offering Memorandum) by the Company under the Notes will not be subject under the current laws of Mexico or any political subdivision thereof to any withholdings or similar charges for or on account of taxation.

w) Company Not an Investment Company. The Company is not, and after receipt of payment for the Notes and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Offering Memorandum will not be, required to register as an “investment company” within the meaning of the Investment Company Act.

x) No Unlawful Contributions or Other Payments. None of the Company, any of its subsidiaries or, to the best of the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the U.K. Bribery Act 2010 (the “Bribery Act”), and the Company, its subsidiaries and, to the best of the Company’s knowledge, its affiliates have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

y) No Conflict with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, including, without limitation, Mexico, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best of the Company’s knowledge, threatened.

z) No Conflict with OFAC Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

aa) Internal Controls and Procedures. The Company maintains a system of internal accounting controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, since the end of the Company’s most recent audited fiscal year, there has been no material weakness or significant deficiencies in the Company’s internal control over financial reporting (whether or not remediated).

bb) No Immunity from Jurisdiction. The Company and each of its subsidiaries have no immunity from jurisdiction of any court of (i) any jurisdiction in which they own or lease property or assets, (ii) the United States or the State of New York or (iii) Mexico or any political subdivision thereof or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to themselves or their property and assets or this Agreement, the Indenture or the Registration Rights Agreement or actions to enforce judgments in respect thereof.

cc) Submission to Jurisdiction. The Company has validly, legally, effectively and irrevocably submitted to the personal jurisdiction of any state or Federal court in the Borough of Manhattan, The City of New York, New York, has validly, legally, effectively and irrevocably waived any objection to the venue of a proceeding in any such court, and has validly, legally, effectively and irrevocably appointed CT Corporation as its authorized agent for service of process.

Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company to each Initial Purchaser as to the matters set forth therein.

SECTION 2. Purchase, Sale and Delivery of the Notes.

a) The Notes. The Company agrees to issue and sell to the several Initial Purchasers, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes set forth opposite their names on Schedule A hereto at a purchase price of 99.60% of the principal amount of the Notes, payable on the Closing Date.

b) The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, NY 10022 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m., New York City time, on October 29, 2013, or such other time and date as the Representatives and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”).

c) Offering of the Notes. The Representatives hereby advise the Company that the Initial Purchasers intend to offer for sale, as described in the Pricing Disclosure Package and the Offering Memorandum, their respective portions of the Notes as soon after the Time of Execution as the Representatives, in their sole judgment, have determined is advisable and practicable.

d) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Initial Purchasers certificates for the Notes on the Closing Date, against the irrevocable release of a wire transfer of immediately available funds to the order of the Company at such bank account or accounts as the Company shall designate to the Representatives for the amount of the purchase price therefor. The certificates for the Notes shall be registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate.

e) Initial Purchasers as Qualified Institutional Buyers. Each Initial Purchaser, severally and not jointly, represents and warrants to, and agrees with, the Company that:

(i)	it is a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”);

(ii)	it will offer and sell the Notes only to (a) persons it reasonably believes are Qualified Institutional Buyers in transactions meeting the requirements of Rule 144A or (b) upon the terms and conditions set forth in Annex II hereto;

(iii)	it will not offer or sell the Notes by any form of general solicitation or general advertising, including, but not limited to, the methods described in Rule 502(c) under the Securities Act; and

(iv)	it will offer and sell the Notes (a) as part of its distribution at any time and (b) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S or as otherwise permitted by this Agreement; accordingly, neither such Initial Purchaser, its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Notes, and any such Initial Purchaser, its affiliates and any such persons have complied and will comply with the offering restrictions requirement of Regulation S.

SECTION 3. Covenants of the Company.

The Company covenants and agrees with each Initial Purchaser as follows:

a) Preparation of Offering Memorandum; Initial Purchasers’ Review of Proposed Amendments and Supplements. As promptly as practicable following the Time of Execution and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to the Initial Purchasers the Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement and other immaterial changes as agreed to by the Representatives (or their counsel). The Company will not amend or supplement the Preliminary Offering Memorandum, the Pricing Supplement or the Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been furnished a copy of the proposed amendment or supplement at least one business day prior to the proposed use or filing, and shall not have objected to such amendment or supplement.

b) Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters. If, prior to the later of (x) the Closing Date and (y) the completion of the placement of the Notes by the Initial Purchasers with the Subsequent Purchasers, in the reasonable judgment of the Company or the Representatives, (i) any event shall occur or condition exist as a result of which the Pricing Disclosure Package or the Offering Memorandum, as applicable, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) it is otherwise necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company agrees to promptly prepare (subject to Section 3 hereof), file with the Commission and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Pricing Disclosure Package or the Offering Memorandum, as applicable, so that the statements in the Pricing Disclosure Package and the Offering Memorandum, as applicable, as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or so that the Pricing Disclosure Package or the Offering Memorandum, as applicable, as amended or supplemented, will comply with all applicable law.

c) Copies of the Offering Memorandum. The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package and the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

d) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Initial Purchasers to qualify or register the Notes for sale under (or obtain exemptions from qualification or registration under) the state securities or blue sky laws of those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

e) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Offering Memorandum.

f) Depositary. The Company will cooperate with the Initial Purchasers and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.

g) Periodic Reporting Obligations. Prior to the completion of the placement of the Notes by the Initial Purchasers with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under Section 13 or 15 of the Exchange Act. Additionally, at any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of the Notes, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Notes and prospective purchasers of Notes information satisfying the requirements of Rule 144A(d).

h) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).

i) No Integration. The Company agrees that it will not and will cause its Affiliates not to make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Company to the Initial Purchasers, (ii) the resale of the Notes by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Notes by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

j) No Restricted Resales. During the period of one year after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them, except pursuant to an effective registration statement under the Securities Act.

k) Regulation S Compliance. The Notes sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of the Securities Act and only upon certification of beneficial ownership of such Notes by non-U.S. persons or U.S. persons who purchased such Notes in transactions that were exempt from the registration requirements of the Securities Act.

l) Legended Securities. Each certificate for a Note will bear the legend contained in “Transfer Restrictions” in the Pricing Disclosure Package and the Offering Memorandum for the time period and upon the other terms stated in the Pricing Disclosure Package and the Offering Memorandum.

m) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.

n) Listing. The Company will use its reasonable best efforts to effect the admission to trading and listing of the Notes and the Exchange Notes on the Global Exchange Market of the Irish Stock Exchange and to maintain the trading and listing of the Notes and the Exchange Notes on the Global Exchange Market of the Irish Stock Exchange for so long as such Notes and Exchange Notes are outstanding, and to have the Notes and the Exchange Notes admitted to trading on the Global Exchange Market of the Irish Stock Exchange as promptly as practicable after the date hereof, and in any event prior to the date of the first interest payment on the Notes and Exchange Notes, as applicable. The Company agrees to supply to the Irish Stock Exchange copies of the Preliminary Offering Memorandum and the Offering Memorandum and such other documents, information and undertakings as may be required for the purpose of obtaining and maintaining such listing.

The Representatives, on behalf of the several Initial Purchasers, may, in their sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

SECTION 4. Payment of Expenses. The Company agrees to pay the following costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby: (i) all expenses incident to the issuance and delivery of the Notes and the Exchange Notes (including all printing costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes and the Exchange Notes, (iii) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors to the Company, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Pricing Disclosure Package and the Offering Memorandum (including financial statements and exhibits), and all amendments and supplements thereto, and this Agreement, the Registration Rights Agreement, the Indenture, the Notes and the Exchange Notes, (v) all filing fees, attorneys’ fees and expenses incurred by the Company or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Notes for offer and sale under the state securities or blue sky laws and preparing a “Blue Sky Survey” or memorandum, and any supplements thereto, (vi) the fees and expenses, if any, incurred in connection with the admission of the Notes for trading in any appropriate market system, including any cost incurred in connection with the listing of the Notes on the Global Exchange Market of the Irish Stock Exchange, (vii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Notes and the Exchange Notes, (viii) any fees payable in connection with the rating of the Notes or the Exchange Notes with the ratings agencies, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Notes or the Exchange Notes by the Depositary for “book-entry” transfer and (x) all other fees, costs and expenses incurred in connection with the performance of its obligations hereunder for which provision is not otherwise made in this Section 4. Except as provided in this Section 4 and Sections 6, 8 and 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5. Conditions of the Obligations of the Initial Purchasers. The obligations of the several Initial Purchasers to purchase and pay for the Notes as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of each Representation Date and to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

a) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from KPMG, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance satisfactory to the Representatives with respect to the audited and unaudited financial statements and certain financial information contained in the Pricing Disclosure Package and the Offering Memorandum.

b) Bring-down Comfort Letter. On the Closing Date, the Representatives shall have received from KPMG, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Date:

(i) in the judgment of the Representatives, there shall not have occurred any Material Adverse Change that makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Notes;

(ii) there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (b) of this Section 5 which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes as contemplated by the Pricing Disclosure Package and the Offering Memorandum; and

(iii) there shall not have occurred any downgrading in or withdrawal of, nor shall any notice have been given of any intended or potential downgrading or withdrawal or of any review for a possible change that does not indicate the direction of the possible change, the rating accorded any securities of the Company by any “nationally recognized statistical rating organization” as such term is defined in Section 3(a)(62) of the Exchange Act.

d) Authorizations and Approvals. The Company shall have obtained all consents, approvals, authorizations and orders of, and shall have duly made all registrations, qualifications and filings with, any court or regulatory authority or other governmental agency or instrumentality, including without limitation the CNBV, required in connection with the issuance and sale of the Notes and the execution, delivery and performance of this Agreement except for a supplemental filing to be made by the Company with the CNBV after the Closing Date.

e) Opinions of Counsel for the Company. On the Closing Date, the Representatives shall have received:

(i)	an opinion of White & Case LLP, outside U.S. counsel for the Company, dated as of such Closing Date, in a form reasonably acceptable to the Representatives;

(ii)	an opinion of White & Case, S.C., outside Mexican counsel for the Company, dated as of such Closing Date, in a form reasonably acceptable to the Representatives; and

(iii)	an in-house legal opinion from Edgar Aguileta Gutiérrez, Associate General Counsel and Alternate Corporate Secretary of the Company, dated as of such Closing Date, in a form reasonably acceptable to the Representatives.

f) Opinions of Counsel for the Initial Purchasers. On the Closing Date, the Representatives shall have received:

(i)	an opinion of Shearman & Sterling LLP, U.S. counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers; and

(ii)	an opinion of Raz Guzmán, S.C., Mexican counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

g) Officer’s Certificate. On the Closing Date, the Representatives shall have received a written certificate executed by an attorney-in-fact of the Company, who is an executive officer of KCS, dated as of such Closing Date, to the effect that:

(i)	the representations, warranties and covenants of the Company set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(ii)	the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

h) Registration Rights Agreement. The Company shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received an executed copy thereof.

i) Indenture and Notes. As of the Closing Date, the Company and the Trustee shall have entered into the Indenture and the Notes and the Initial Purchasers shall have received executed copies thereof.

j) Additional Documents. On or before the Closing Date, the Representatives and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Notes as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 8, 9 and 17 shall at all times be effective and shall survive such termination.

SECTION 6. Reimbursement of Initial Purchasers’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, 10 or 11 hereof, or if the sale to the Initial Purchasers of the Notes on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Initial Purchasers, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Notes, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and the Company, on the other hand, hereby agree to observe the following procedures in connection with the offer and sale of the Notes:

(A) Offers and sales of the Notes will be made only by the Initial Purchasers or Affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Notes may be made in reliance upon Regulation S upon the terms and conditions set forth in Annex II hereto, which Annex II is hereby expressly made a part hereof.

(B) The Notes will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Notes.

(C) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear a legend to the following effect:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION

THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE), (d) TO AN INSTITUTIONAL ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF NOTES AT THE TIME OF TRANSFER OF LESS THAN US$250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT OR (e) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR ITS AFFILIATES OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO,

NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(D) The Notes have not been and will not be registered with the Registro Nacional de Valores (National Registry of Securities) maintained by the CNBV under the Securities and Exchange Law of Mexico (Ley del Mercado de Valores), and the Initial Purchasers have not offered or sold, and agree not to offer or sell, directly or indirectly, any Notes in Mexico or for the account of any resident thereof, except pursuant to a private placement exemption set forth under Article 8 of the Securities and Exchange Law of Mexico and in compliance with applicable provisions of Mexican Law or in accordance with an authorization to that effect.

Following the sale of the Notes by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Note by a Subsequent Purchaser.

SECTION 8. Indemnification.

(a) Indemnification of the Initial Purchasers. The Company agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers, employees, affiliates and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act (collectively, the “Initial Purchaser Indemnified Parties” and each, an “Initial Purchaser Indemnified Party”) against any loss, claim, damage, liability or expense, as incurred (collectively, “Losses” and each, a “Loss”), to which such Initial Purchaser Indemnified Party may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such Loss (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, the Pricing Disclosure Package or the Offering Memorandum (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser Indemnified Party for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Initial Purchaser Indemnified Party in connection with investigating, defending, settling, compromising or paying any such Loss or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives expressly for use in any Company Additional Written Communication, the Pricing Disclosure Package or the Offering Memorandum (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively, the “Company Indemnified Parties” and each, a “Company Indemnified Party”), against any Loss to which any Company Indemnified Party may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Initial Purchaser), insofar as such Loss (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Company Additional Written Communication, the Pricing Disclosure Package or the Offering Memorandum (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Company Additional Written Communication, the Pricing Disclosure Package or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser through the Representatives expressly for use therein; and to reimburse any Company Indemnified Party for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Company) as such expenses are reasonably incurred by such Company Indemnified Party, in connection with investigating, defending, settling, compromising or paying any such Losses or action. The Company hereby acknowledges that the only information furnished to the Company by any Initial Purchaser through the Representatives expressly for use in any Company Additional Written Communication, the Pricing Disclosure Package or the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth in the first sentence of the sixth paragraph, the second sentence of the ninth paragraph and the tenth and eleventh paragraphs under the caption “Plan of Distribution” in the Preliminary Offering Memorandum and the Offering Memorandum. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have to the Company Indemnified Parties.

(c) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, such indemnified party shall have the right to employ its own counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party, unless: (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party; (ii) the indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to the indemnified party; or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the indemnifying party or any affiliate of the indemnifying party, and such indemnified party shall have reasonably concluded that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party or such affiliate of the indemnifying party or (y) a conflict may exist between such indemnified party and the indemnifying party or such affiliate of the indemnifying party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to a single firm of local counsel) for all such indemnified parties, which firm shall be designated in writing by the Representatives (in the case of counsel representing any Initial Purchaser Indemnified Party) and that all such reasonable fees and expenses shall be reimbursed as they are incurred). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Loss by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 8, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 9. Contribution. If the indemnification provided for in Section 8 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any Losses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any Losses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Notes pursuant to this Agreement (before deducting expenses) received by the Company, and the total discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Notes. The relative fault of the Company, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 8, any reasonable legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Notes purchased by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective purchase commitments as set forth opposite their names in Schedule A hereto. For purposes of this Section 9, each Initial Purchaser Indemnified Party (other than such Initial Purchaser) shall have the same rights to contribution as such Initial Purchaser, and each Company Indemnified Party (other than the Company) shall have the same rights to contribution as the Company.

SECTION 10. Default of One or More of the Several Initial Purchasers. If any one or more of the several Initial Purchasers shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate principal amount of Notes, which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportion to the aggregate principal amounts of such Notes set forth opposite their respective names on Schedule A hereto bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Initial Purchasers, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Initial Purchasers, to purchase such Notes which such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase on the Closing Date. If any one or more of the Initial Purchasers shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on the Closing Date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9 and 17 hereof shall at all times be effective and shall survive such termination. In any such case, either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Pricing Disclosure Package or the Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

SECTION 11. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time (i) trading or quotation in any of the Company’s or KCS’s securities shall have been suspended or limited by the Commission or by any exchange or in any over-the-counter market, or trading in securities generally on either the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade, or the Bolsa Mexicana de Valores, S.A.B. de C.V. shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York or Mexican authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity involving the United States or Mexico, or any change in the

United States, Mexican or international financial markets, or any substantial change or development involving a prospective substantial change in United States’, Mexico’s or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to market the Notes in the manner and on the terms described in the Pricing Disclosure Package or the Offering Memorandum or to enforce contracts for the sale of securities; (iv) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (v) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States or in Mexico. Any termination pursuant to this Section 11 shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof, and provided further that Sections 4, 6, 8, 9 and 17 hereof shall survive such termination and remain in full force and effect.

SECTION 12. No Fiduciary Duty. The Company acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Initial Purchasers, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Initial Purchaser is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Initial Purchaser has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company on other matters) and no Initial Purchaser has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Initial Purchasers have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Initial Purchasers with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Initial Purchasers with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of any Initial Purchaser, the officers or employees of any Initial Purchasers, or any person controlling the Initial Purchaser, the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Notes and payment for them hereunder and (ii) will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

SECTION 14. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered, facsimiled or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Facsimile: (212) 834-6081

Attention: Investment Grade Syndicate Desk – 3rd floor

and

Merrill Lynch, Pierce, Fenner & Smith

                Incorporated

50 Rockefeller Plaza

NY1-050-12-01

New York, NY 10020

Facsimile: (646) 855-5958

Attention: High Grade Transaction Management/Legal

and

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Phone: (212) 761-6691

Facsimile: (212) 507-8999

Attention: Investment Banking Division

with a copy to:

Shearman & Sterling LLP

599 Lexington Avenue

New York, NY 10022

Facsimile: (646) 848-7895

Attention: Robert Treuhold, Esq.

If to the Company:

Kansas City Southern de México, S.A. de C.V.

Montes Urales 625, Lomas de Chapultepec

Delegación Miguel Hidalgo

11000 México, D.F., México

Facsimile: (816) 983-1198

Attention: Michael W. Cline, Treasurer

with a copy to:

White & Case LLP

1155 Avenue of the Americas

New York, NY 10036

Facsimile: (212) 354-8113

Attention: Gary Kashar, Esq.

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 10 hereof, and to the benefit of the indemnified parties referred to in Sections 8 and 9, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Notes as such from any of the Initial Purchasers merely by reason of such purchase.

SECTION 16. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17. Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THAT STATE.

(a) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan, or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. The parties expressly waive the right to the jurisdiction of any other courts by reason of their present or future domicile or by any other reason. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Courts. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any Related Proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States irrevocably appoints CT Corporation, as its agent to receive service of process or other legal summons for purposes of any Related Proceeding that may be instituted in any Specified Court.

(b) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(c) Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from it to any Initial Purchaser shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Initial Purchaser hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Initial Purchaser hereunder, such Initial Purchaser agrees to pay to the Company an amount equal to the excess of the U.S. dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

Section 18. Trial by Jury. THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) AND EACH OF THE INITIAL PURCHASERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 19. General Provisions. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 hereof and the contribution provisions of Section 9 hereof, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Pricing Disclosure Package and the Offering Memorandum (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[Remainder of page intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V.

By:	/s/ Michael W. Upchurch
Name: Michael W. Upchurch Title: Chief Financial Officer and
Attorney-in-Fact

[signature page to KCSM Purchase Agreement]

The foregoing Purchase Agreement is hereby confirmed and accepted by the Representatives as of the date first above written.

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

                    INCORPORATED

MORGAN STANLEY & CO. LLC

    Acting as Representatives of the

    several Initial Purchasers named in

    the attached Schedule A.

By:	J.P. Morgan Securities LLC

By:	/s/ Maria Sramek
Name: Maria Sramek
Title: Executive Director

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Matthew A. Thomson
Name: Matthew A. Thomson
Title: Managing Director

By:	Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

[signature page to KCSM Purchase Agreement]

SCHEDULE A

Initial Purchasers	Aggregate Principal Amount of Notes to be Purchased
J.P. Morgan Securities LLC	$62,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	62,500,000
Morgan Stanley & Co. LLC	62,500,000
Citigroup Global Markets Inc.	25,000,000
Wells Fargo Securities, LLC	25,000,000
BBVA Securities Inc.	12,500,000

Total	$250,000,000

Schedule A-1

SCHEDULE B

Arrendadora KCSM, S. de R.L. de C.V.

KCSM Holdings LLC

Highstar Harbor Holdings Mexico, S. de R.L. de C.V.

Schedule B-1

ANNEX I

Company Additional Written Communication

1. The electronic (Netroadshow) road show of KCS relating to the offering of the Notes by the Company and a separate offering of debt securities by The Kansas City Southern Railway Company dated October 2013.

Exhibit A-1

ANNEX II

Resale Pursuant to Regulation S or Rule 144A

Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Notes in the United States or to, or for the benefit or account of, a U.S. person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Notes (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Notes, except such advertisements as permitted by and include the statements required by Regulation S.

Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Notes were first offered to persons other than distributors in reliance on Regulation S and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”

Such Initial Purchaser agrees that the Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of Regulation S and only upon certification of beneficial ownership of such Notes by non-U.S. persons or U.S. persons who purchased such Notes in transactions that were exempt from the registration requirements of the Securities Act.

Annex II-1

EXHIBIT A

PRICING SUPPLEMENT	STRICTLY CONFIDENTIAL

$250,000,000

KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V.

Floating Rate Senior Notes due 2016

October 24, 2013

This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum dated October 24, 2013 (the “Preliminary Offering Memorandum”). The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent this information is inconsistent with the information in the Preliminary Offering Memorandum. Capitalized terms used in this Pricing Supplement but not defined have the meanings given to them in the Preliminary Offering Memorandum.

The Notes (as defined below) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the Notes are being offered and sold (1) only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

The Notes have not been and will not be registered with the Mexican National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) and may not be offered or sold publicly, or otherwise be the subject of broker activities in Mexico, except pursuant to a private placement exemption set forth under Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores).

Issuer:	Kansas City Southern de México, S.A. de C.V. (the “Company”)

Title of Securities:	Floating Rate Senior Notes due 2016 (the “Notes”)

Aggregate Principal Amount:	$250,000,000

Final Maturity Date:	October 28, 2016

Issue Price:	100%, plus accrued interest, if any from the issue date

Coupon:	3-month LIBOR (Reuters LIBOR01) plus 0.70%

Interest Payment Dates:	January 28, April 28, July 28 and October 28 of each calendar year, subject to the Business Day Convention.

Exhibit A-1

Record Dates:	15 calendar days prior to the relevant Interest Payment Date.

Interest Determination Dates:	The second London Business Day preceding the first day of the relevant Interest Period.

First Interest Payment Date:	January 28, 2014

Day Count Convention:	Actual/360

Optional Redemption:

Except as described below, the Company may not redeem the Notes prior to maturity.

Upon completion of the registered exchange offer as described under “Description of Notes—Registration Rights,” in the Preliminary Offering Memorandum, the Company may also redeem the Notes which were not exchanged in the registered exchange offer in an amount up to 2% of the original aggregate principal amount of the Notes issued at a redemption price of 100% of their principal amount plus accrued interest and any Additional Amounts to but excluding the redemption date.

In addition, the Company may, at its option, redeem the Notes, in whole but not in part, at any time at a redemption price of 100% of their principal amount plus accrued interest, if any, and any Additional Amounts to but excluding the redemption date if the Mexican withholding tax rate on payments of interest in respect of the Notes is increased, as a result of a change in Mexican law, to a rate in excess of 4.9%.

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC

Senior Co-Managers:	Citigroup Global Markets Inc. Wells Fargo Securities, LLC

Co-Manager:	BBVA Securities Inc.

Trade Date:	October 24, 2013

Settlement Date:	October 29, 2013 (T+3 business days)

144A CUSIP/ISIN Numbers:	485161 AT0 US485161AT05

Reg S CUSIP/ISIN Numbers:	P6052A AJ3 USP6052AAJ36

Exhibit A-2